SUB-ITEM 77Q1(A)

Appendix A, dated September 9, 2014 to the Master Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 98 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 25, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.